                          ASSET PURCHASE AGREEMENT

                                   BETWEEN

                                ENDOGEN, INC.

                                     AND

                          T CELL DIAGNOSTICS, INC.

                                     AND

                            T CELL SCIENCES, INC.

                          DATED AS OF MARCH 4, 1996

                                                   TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                               ----
ARTICLE I -- DEFINITIONS..........................................................................................1

   1.01.  DEFINITIONS.............................................................................................1

ARTICLE II -- PURCHASE AND SALE...................................................................................7

   2.01.  PURCHASE AND SALE......................................................................................10
   2.07.  CLOSING................................................................................................10
   2.08.  CLOSING BALANCE SHEET..................................................................................11
   2.09.  ADJUSTMENT OF PURCHASE PRICE...........................................................................12
   2.10.  ADDITIONAL PAYMENTS....................................................................................13

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF SELLERS.........................................................14

   3.01.  CORPORATE EXISTENCE AND POWER..........................................................................14
   3.02.  CORPORATE AUTHORIZATION................................................................................14
   3.03.  GOVERNMENTAL AUTHORIZATION; CONSENTS...................................................................14
   3.04.  NON-CONTRAVENTION......................................................................................14
   3.05.  SUBSIDIARIES...........................................................................................15
   3.06.  [INTENTIONALLY OMITTED]................................................................................15
   3.07.  UNAUDITED FINANCIAL STATEMENTS.........................................................................15
   3.08.  ABSENCE OF CERTAIN CHANGES.............................................................................15
   3.09.  TITLE TO PURCHASED ASSETS..............................................................................16
   3.10.  NO UNDISCLOSED MATERIAL LIABILITIES....................................................................17
   3.11.  LITIGATION.............................................................................................17
   3.12.  MATERIAL CONTRACTS.....................................................................................17
   3.13.  INSURANCE..............................................................................................18
   3.14.  COMPLIANCE WITH LAWS; PERMITS; NO DEFAULTS.............................................................18
   3.15.  FINDERS' FEES..........................................................................................19
   3.16.  INTELLECTUAL PROPERTY..................................................................................19
   3.17.  INVENTORIES............................................................................................20
   3.18.  RECEIVABLES............................................................................................20
   3.19.  TAXES..................................................................................................20
   3.20.  EMPLOYEES; LABOR MATTERS...............................................................................21
   3.21.  PRODUCTS...............................................................................................22
   3.22.  ENVIRONMENTAL COMPLIANCE...............................................................................22
   3.23.  CUSTOMERS AND SUPPLIERS................................................................................25
   3.24.  TRANSACTIONS WITH AFFILIATES; INTERSELLER ARRANGEMENTS.................................................25
   3.25.  OTHER INFORMATION......................................................................................25
   3.26.  [INTENTIONALLY OMITTED]................................................................................25
   3.27.  EMPLOYEE BENEFITS PLANS................................................................................26
   3.28.  LEASED EQUIPMENT.......................................................................................28
   3.29.  RETAINED ASSETS AND RETAINED LIABILITIES; PURCHASED ASSETS COMPLETE....................................28
   3.30.  SECURITIES ACT MATTERS.................................................................................28
   3.31.  POWERS OF ATTORNEY.....................................................................................30
   3.32.  CERTAIN ACTIONS........................................................................................30

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF BUYER............................................................30

   4.01.  ORGANIZATION AND EXISTENCE.............................................................................30
   4.02.  CORPORATE AUTHORIZATION................................................................................31
   4.03.  GOVERNMENTAL AUTHORIZATION; CONSENTS...................................................................31
   4.04.  NON-CONTRAVENTION......................................................................................31


                                                                                                               PAGE
                                                                                                               ----
   4.05.  FINDERS' FEES..........................................................................................31
   4.06.  COMPLIANCE WITH LAWS; PERMITS; NO DEFAULTS.............................................................31
   4.07.  LITIGATION.............................................................................................32
   4.08.  CAPITALIZATION.........................................................................................32
   4.09.  SEC MATERIAL...........................................................................................32
   4.10   ABSENCE OF CERTAIN CHANGES.............................................................................32
   4.11   NO UNDISCLOSED MATERIAL LIABILITIES....................................................................33
   4.12   COMPLIANCE WITH LAWS; PERMITS; NO DEFAULTS.............................................................33

ARTICLE V -- COVENANTS OF SELLERS................................................................................33

   5.01.  AUDITED FINANCIAL STATEMENTS...........................................................................33
   5.02.  ACCESS TO INFORMATION; ASSISTANCE WITH FORM 8-K........................................................34
   5.03.  NOTICES OF CERTAIN EVENTS..............................................................................34
   5.04.  [INTENTIONALLY OMITTED]................................................................................34
   5.05.  NONCOMPETITION.........................................................................................35
   5.06.  CONFIDENTIALITY........................................................................................35

ARTICLE VI -- COVENANTS OF BUYER.................................................................................36

   6.01.  CONFIDENTIALITY........................................................................................36
   6.02.  ACCESS.................................................................................................37
   6.03.  SEC SUPPLEMENTS........................................................................................37
   6.04.  NON-SOLICIT OF EMPLOYEES...............................................................................37
   6.05.  MAINTENANCE OF MANUFACTURING FACILITY..................................................................37

ARTICLE VII -- COVENANTS OF ALL PARTIES..........................................................................37

   7.01.  BEST EFFORTS...........................................................................................37
   7.02.  CERTAIN FILINGS........................................................................................38
   7.03.  PUBLIC ANNOUNCEMENTS...................................................................................38
   7.04.  ACCESS TO THE SELLERS' BUSINESS RECORDS................................................................38
   7.05.  USE OF TRAX TECHNOLOGY.................................................................................38
   7.06.  ALLOCATION OF EMPLOYEE PLAN RESPONSIBILITIES...........................................................39
   7.07.  EMPLOYEES..............................................................................................39
   7.08.  TAX CONSEQUENCES.......................................................................................39
   7.09.  CHANGE OF NAME.........................................................................................40
   7.10.  RIGHT OF FIRST REFUSAL ON NEW TRAX PRODUCTS............................................................41
   7.11.  MANUFACTURE AND SUPPLY AGREEMENT.......................................................................41

ARTICLE VIII -- CONDITIONS TO CLOSING............................................................................41

   8.01.  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY............................................................41
   8.02.  CONDITIONS TO OBLIGATION OF BUYER......................................................................42
   8.03.  CONDITIONS TO OBLIGATION OF PARENT.....................................................................43

ARTICLE IX -- SURVIVAL; INDEMNIFICATION..........................................................................43

   9.01.  SURVIVAL...............................................................................................43
   9.02.  INDEMNIFICATION........................................................................................44
   9.03.  PROCEDURES; NO WAIVER..................................................................................45

ARTICLE X -- MISCELLANEOUS.......................................................................................45

   10.01.  NOTICES...............................................................................................45
   10.02.  AMENDMENTS; NO WAIVERS................................................................................46
   10.03.  EXPENSES..............................................................................................46
   10.04.  SUCCESSORS AND ASSIGNS................................................................................47


                                    -iii-

                                                                                                               PAGE
                                                                                                               ----

   10.05.  FURTHER ASSURANCES....................................................................................47
   10.06.  GOVERNING LAW.........................................................................................47
   10.07.  COUNTERPARTS; EFFECTIVENESS...........................................................................47
   10.08.  ENTIRE AGREEMENT......................................................................................47
   10.09.  CAPTIONS..............................................................................................47
   10.10.  JURISDICTION..........................................................................................47



Exhibits
--------
Exhibit A          Form of Convertible Note
Exhibit B          Form of Equipment Note
Exhibit C          [Intentionally Omitted]
Exhibit D          Form of Registration Rights Agreement
Exhibit E          Form of Security Agreement
Exhibit F          Form of Opinion of Sellers' Counsel
Exhibit G          Form of Opinion of Buyer's Counsel

Schedules
---------

SCHEDULE 2.01      Parent Assets
SCHEDULE 3.07      Financial Statements
SCHEDULE 3.08      Changes in the Business of TCD
SCHEDULE 3.09      Liens on Property and Equipment
SCHEDULE 3.10      Material Liabilities
SCHEDULE 3.11      Litigation
SCHEDULE 3.12      Material Contracts
SCHEDULE 3.13      Insurance Policies
SCHEDULE 3.14      Permits
SCHEDULE 3.16      Intellectual Property
SCHEDULE 3.17-1    Inventory Policy
SCHEDULE 3.17-2    Inventory on Balance Sheet Date
SCHEDULE 3.18      Accounts Receivable Aging
SCHEDULE 3.19      Tax Sharing Arrangements; Exceptions to Filing of Tax Returns
SCHEDULE 3.20      Employees
SCHEDULE 3.21-1    Products by Net Sales
SCHEDULE 3.21-2    SCHEDULE of Biokine and TRAx Products
SCHEDULE 3.22      Environmental Matters
SCHEDULE 3.23      Customers
SCHEDULE 3.24      Transactions with Affiliates
SCHEDULE 3.25      TCD's 1995 Sales History
SCHEDULE 3.27      Employee Plans; Employees to Receive Buyer Employment Offer
SCHEDULE 3.28      Leased Equipment
SCHEDULE 3.29      Retained Assets
SCHEDULE 3.31      Powers of Attorney
SCHEDULE 5.05      Employees to be employed by Parent


                           ASSET PURCHASE AGREEMENT


        AGREEMENT dated as of March 4, 1996 by and among (i) ENDOGEN, INC., a Massachusetts corporation ("Buyer"), (ii) T CELL DIAGNOSTICS, INC., a Delaware corporation ("TCD") and (iii) T CELL SCIENCES, INC., a Delaware corporation (the "Parent" and collectively with TCD, the "Sellers").

                            W I T N E S S E T H :

        WHEREAS, the Parent is the record and beneficial owner of 100% of the issued and outstanding capital stock of TCD;

        WHEREAS, Buyer desires to buy and TCD desires to sell substantially all of the assets currently owned by TCD and used in TCD's business, specifically excluding certain assets relating to TRAx products; and

        WHEREAS, Buyer desires to buy and the Parent desires to sell certain of its assets currently owned by the Parent and used in TCD's business.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

        1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

               "ACCOUNTS RECEIVABLE" means all rights of TCD to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of TCD to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors recorded on books of account in accordance with GAAP, other than rights with respect to the Retained Assets.

               "ADDITIONAL PAYMENTS" means the payments to which TCD may be entitled after the Closing in accordance with Section 2.10. Such payments shall be deemed to be additional consideration payable by the Buyer for the Purchased Assets.

               "ADDITIONAL PERIOD" means the period beginning on the first day after the Base Year and ending two years thereafter.

               "ADDITIONAL PRODUCTS" means all products manufactured and sold by TCD prior to the Closing, a list of which is set forth on SCHEDULE 3.21-1 attached hereto, except for Biokine Products and TRAx Products.

               "ADDITIONAL YEAR" means each of the two twelve month periods beginning (i) on the first day after the Base Year or (ii) the first anniversary of the first day after the Base Year, and, in each case, ending one year thereafter during the Additional Period.

               "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

               "AFFILIATED GROUP" means any affiliated group within the meaning of Section 1504 of the Code (or any similar group defined under similar provisions of state, local, or foreign law).

               "ANCILLARY AGREEMENTS" means the Convertible Note, the Equipment Note, the Registration Rights Agreement and the Security Agreement.

               "AVERAGE MARKET VALUE" means, with respect to the applicable trading days, the average of each such day's last reported sales price of a share of Buyer Stock on the Nasdaq Small Cap Market or such other market on which the Buyer Stock may then be trading.

               "BALANCE SHEET" means the unaudited balance sheet of TCD as of December 31, 1995, referred to in Section 3.07.

               "BALANCE SHEET DATE" means December 31, 1995.

               "BASE STOCKHOLDERS' EQUITY" means $1,329,297.

               "BASE YEAR" means the twelve month period ending on the last day of the last complete calendar month prior to the Closing.

               "BASE YEAR NET SALES" means the Net Sales of the Additional Products for the Base Year as set forth in SCHEDULE 3.21-1.

               "BIOKINE PRODUCTS" means the products set forth in SCHEDULE 3.21-2 under the heading "Biokine Products."

               "BUYER'S COUNSEL" means the law firm of Testa, Hurwitz & Thibeault, Boston, Massachusetts.

               "BUYER STOCK" means the common stock, $.01 par value per share, of Buyer.

               "CLOSING BALANCE SHEET" means an unaudited balance sheet of TCD as at the close of business on February 29, 1996 without giving effect to the transactions contemplated pursuant to this Agreement, which (i) shall exclude the Retained Assets and Retained Liabilities, and (ii) shall be prepared in conformance with GAAP (except for the absence of footnotes and schedules); PROVIDED, HOWEVER, that stockholders' equity shall not include any deferred tax assets or deferred tax liabilities set forth on the balance sheet of TCD as of such date.

               "CLOSING STOCKHOLDERS' EQUITY" means the stockholders' equity of TCD as at the close of business on February 29, 1996 without giving effect to the transactions contemplated pursuant to this Agreement, which shall exclude the Retained Assets and Retained Liabilities, prepared in conformance with GAAP (except for the absence of footnotes and schedules) and (a) shall include items substantially consistent with those in the Balance Sheet and (b) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Balance Sheet; PROVIDED, HOWEVER, that stockholders' equity shall not include any deferred tax assets or deferred tax liabilities set forth on the balance sheet of TCD as of such date.

               "CODE" means the Internal Revenue code of 1986, as amended.

               "CONVERTIBLE NOTE" means the Subordinated Convertible Note of Buyer in favor of TCD in the principal amount set forth in Section 2.07(a) hereof in substantially the form of Exhibit A attached hereto, as amended or substituted from time to time.

               "CUMMINGS" means Cummings Properties Management, Inc.

               "EQUIPMENT NOTE" means the Promissory Note of Buyer in favor of Parent in the principal amount set forth in Section 2.07(b) in the form of EXHIBIT B attached hereto.

               "FINAL STOCKHOLDERS' EQUITY " means the Closing Stockholders' Equity (i) as shown in the Sellers' calculation delivered pursuant to Section 2.08(a) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.08(b) or (ii) if such a notice of disagreement is duly delivered, (A) as agreed by the parties pursuant to Section 2.08(c) or (B) in the absence of such agreement, as shown in the independent accountant's calculation delivered pursuant to Section 2.08(c); PROVIDED that the Final Stockholders' Equity shall not in any event be more than the Sellers' calculation of the Closing Stockholders' Equity delivered pursuant to Section 2.08(a) nor less than Buyer's calculation of the Closing Stockholders' Equity delivered pursuant to Section 2.08(b).

               "FLEET" means Fleet Credit Corp.

               "GAAP" means generally accepted accounting principles which are applied on a basis consistent with prior periods.

               "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "INTELLECTUAL PROPERTY RIGHT" means all (A) utility and design patents, patent applications and patent disclosures, including all continuation, continuation-in-part, divisional, reissue and re-examination patents, patent applications and patent disclosures; all models; certificates and registrations of invention and applications for certificates and registrations of invention; and all licenses, exclusive or otherwise, for the use, manufacture, sale or offering for sale thereunto;
(B) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof; and all licenses, exclusive or otherwise, for the use and reproduction thereof; (C) copyrights and registrations and applications for registration thereof; and all licenses, exclusive or otherwise, for the use and reproduction thereof; (D) mask works and registrations and applications for registration thereof; (E) computer software, data and documentation; (F) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice; know-how, manufacturing and product processes and techniques; research and development information and materials including laboratory notebooks, models and prototypes; copyrightable works; financial, marketing and business data; pricing and cost information; business and marketing plans and customer and supplier lists and information; (G) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions); and (H) copies and tangible embodiments thereof, in each case which is owned or licensed by TCD and used or held for use by TCD; provided, that the foregoing shall not include the Retained Assets.

               "INVENTORY" means all inventories of raw materials, work in progress and finished goods and similar items of TCD recorded on its books of account in accordance with GAAP.

               "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction, encumbrance or adverse claim of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

               "MARKET VALUE DETERMINATION PERIOD" means the sixth through twentieth trading days immediately preceding the date on which the applicable Additional Payment is made; provided, however, that to the extent that no shares of Buyer Stock traded on such day, such period shall include such other immediately preceding trading days (beginning with the twenty first trading day immediately preceding the end of the applicable Additional Year) as necessary to obtain fifteen days in which Buyer Stock was traded.

               "MATERIAL ADVERSE CHANGE" means, with respect to any Person, a material adverse change in the business, assets, condition (financial or otherwise) or results of operations of such Person.

               "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the business, assets, condition (financial or otherwise) or results or operations of such Person.

               "NET SALES" means sales calculated in the same manner as calculated in the preparation of the audited financial statements of the Buyer or TCD, as the case may be, net of actual discounts, returns, sales taxes (to the extent the sales figure includes the same) and shipping costs (to the extent the sales figure includes the same).

               "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "PARENT ASSETS" means the equipment set forth on SCHEDULE 2.01.

               "PERSON" means an individual, corporation, partnership, limited liability company, limited liability partnership, association, joint venture, trust, or unincorporated organization, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "POST-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending after the close of business on the Closing Date.

               "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

               "PRODUCTS" means all products manufactured and sold by TCD prior to the Closing, a list of which is set forth on SCHEDULE 3.21-1 attached hereto, except for TRAx Products.

               "PURCHASED ASSETS" means the TCD Assets collectively with the Parent Assets.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between the Buyer and Parent in substantially the form of EXHIBIT C attached hereto.

               "RETAINED ASSETS " means those assets relating to the TRAx Products set forth on SCHEDULE 3.29 attached hereto.

               "RETAINED LIABILITIES" means those liabilities relating to the TRAx Products.

               "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "SECURITY AGREEMENT" means the Security Agreement by and among Buyer, the Parent and TCD in the form attached hereto as EXHIBIT E.

               "SELLERS' COUNSEL" means the law firm of Goodwin, Procter & Hoar, LLP, Boston, Massachusetts.

               "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by TCD.

               "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

               "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               "TRAx PRODUCTS" means the products set forth in SCHEDULE 3.29 under the heading "TRAx Products."

               "WOBURN LEASE" means that certain lease dated October 13, 1994 between TCD and Cummings regarding the property at Gill Street, Woburn, Massachusetts.

               (b) Each of the following terms is defined in the Section set forth opposite such term:

                     Term                                    Section
                     ----                                    -------
                     Assumed Liabilities                     2.03
                     Audited Financial Statements            5.01
                     Business                                5.05
                     Benefit Arrangement                     3.27
                     Buyer Securities                        3.30
                     CERCLA                                  3.22
                     Closing                                 2.07
                     Closing Date                            2.07
                     Conveyance Documents                    2.07
                     Damages                                 9.02
                     Employee Plans                          3.27
                     Environmental Laws                      3.22
                     Environmental Liabilities               3.22
                     ERISA                                   3.27
                     ERISA Affiliate                         3.27
                     Evaluation Period                       7.10
                     Excluded Assets                         2.02
                     Excluded Liabilities                    2.03
                     Facility Improvements                   2.07

                                     -7-

                     FDA                                     3.03
                     Financial Statements                    3.07
                     Group                                   3.33
                     Hazardous Substance                     3.22
                     Indemnified Party                       9.02
                     Indemnifying Party                      9.02
                     Liability Issue                         7.08
                     Multiemployer Plan                      3.27
                     New TRAx Products                       7.10
                     Permit                                  3.14
                     Preferred Stock                         3.05
                     Purchase Price                          2.01
                     Purchase Price Adjustment               2.09
                     PW                                      2.08
                     Release                                 3.22
                     Regulated Activity                      3.22
                     Right of Refusal                        7.10
                     SEC                                     3.30
                     SEC Material                            3.30
                     Staff                                   3.30
                     TCD Assets                              2.01
                     Transferred Employees                   3.27
                     TRAx Technology                         7.10
                     Unaudited Financial Statements          3.07


                                  ARTICLE II

                              PURCHASE AND SALE

        2.01. PURCHASE AND SALE. (a) Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from TCD and TCD agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, free and clear of all Liens other than Liens set forth on SCHEDULE 3.09, all of the assets, properties and business, other than the Excluded Assets, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the business by TCD as the same shall exist on the Closing Date, including all assets shown on the Balance Sheet and not disposed of in the ordinary course of business (the "TCD ASSETS"), and including, without limitation, all right, title and interest of TCD and its Affiliates in, to and under such of the foregoing as are more specifically described below:

                (i) all real property and leases of, and other interests in, real property, in each case together with all buildings, fixtures, and improvements erected thereon;

                                     -8-
               (ii) all personal property and interests therein, including machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property

              (iii)  all Inventory as of the Closing Date;

               (iv) all rights under all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments, including without limitation the items listed on SCHEDULE 3.12 (collectively, the "CONTRACTS");

               (v)   all accounts, notes and other receivables;

               (vi) all prepaid expenses and deposits including without limitation ad valorem taxes, leases and rentals;

              (vii) all of Sellers' rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

             (viii) all Intellectual Property Rights, including without limitation the items listed on SCHEDULE 3.16;

               (ix) all transferable licenses, permits or other governmental authorizations affecting, or relating in any way to, the Business, including without limitation the items listed on SCHEDULE 3.14;

                (x) all books, records, files and papers, whether in hard copy or computer format, including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any information relating to Tax imposed on the Purchased Assets; and

               (xi) all goodwill associated with the business of TCD or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the business of TCD.

                (b) Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Parent and Parent agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, free and clear of all Liens other than Liens set forth on SCHEDULE 3.09, all of the Parent Assets, including, without limitation, all right, title and interest of Parent and its Affiliates in, to and under such assets.

        2.02. EXCLUDED ASSETS. Buyer expressly understands and agrees that the following assets and properties of Seller (the "EXCLUDED ASSETS") shall be excluded from the Purchased Assets:

                (i) all of Sellers' cash and cash equivalents on hand and in banks; and

               (ii)  the Retained Assets.

        2.03. ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of Closing, to assume all liabilities of TCD other than the Excluded Liabilities (the "ASSUMED LIABILITIES").

        2.04. EXCLUDED LIABILITIES. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming the following liabilities and obligations (all such liabilities and obligations not being assumed being herein referred to as the "EXCLUDED LIABILITIES"):

                (i) any obligation or liability for Tax arising from or with respect to the Purchased Assets or the operation of the business of TCD which is incurred in or attributable to any Pre-Closing Tax Period;

               (ii) any liabilities or obligations relating to employee benefits or compensation arrangements existing as of the end of the day on the Closing Date, including, without limitation, any liabilities or obligations under any of TCD's employee benefit agreements, plans or other arrangements listed on SCHEDULE 3.27;

              (iii) any liabilities or obligations relating to or arising out of the Sellers' former facilities at Sidney Street, Cambridge, Massachusetts, whether now existing or hereafter arising including, without limitation, the following:

                     (A) all liabilities and obligations relating to the litigation matter set forth on SCHEDULE 3.11; and

                     (B) all health problems of current or former employees of TCD relating to any air quality problems at such Cambridge, Massachusetts facilities.

               (iv)  any liability or obligation relating to an Excluded Asset.

        2.05. ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Sellers thereunder. Sellers and Buyer will use their commercially reasonable efforts to obtain the consent of the other parties to any such Purchased Asset or claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Sellers thereunder so that Buyer would not in fact receive all such rights, Sellers and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or subleasing to Buyer, or under which Sellers would enforce for the benefit of Buyer, with Buyer assuming Sellers' obligations, any and all rights of Sellers against a third party thereto. Sellers will promptly pay to Buyer when received all monies received by Sellers under any Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

        2.06. PURCHASE PRICE. Upon the terms and subject to the conditions of this Agreement, the Sellers shall sell to Buyer, and Buyer shall purchase from the Sellers, the Purchased Assets at the Closing. The aggregate purchase price for the Purchased Assets is (i) $2,880,494.32 evidenced by the Convertible Note, the Equipment Note and cash in the amount of $528,341.00 to be used for the repayment of certain lease obligations of Parent to Fleet in respect of the Facility Improvements, plus (ii) Additional Payments, if any, (the "Purchase Price"). The Purchase Price shall be paid as provided in Section 2.07.

        2.07. CLOSING. The closing (the "Closing") of the purchase and sale of the Purchased Assets hereunder shall take place at the offices of Testa, Hurwitz & Thibeault in Boston, Massachusetts at 4:00 p.m. Eastern Standard Time on March 4, 1996 or at such other time or place as Buyer and the Sellers may agree. The Closing shall be effective as of the close of business on the date of Closing (the "Closing Date"). At the Closing,

               (a) Buyer shall deliver to TCD the Convertible Note in the principal amount of $1,900,000, made payable to the order of TCD.

               (b) Buyer shall deliver to Parent the Equipment Note in the principal amount of $452,153.32, made payable to the order of Parent.

               (c)  Buyer shall pay by wire transfer to Fleet $528,341.

               (d) The appropriate parties shall enter into and deliver the Ancillary Agreements.

               (e) Buyer shall enter into an Assumption Agreement in form and substance satisfactory to the parties hereto, and Seller shall deliver to Buyer such deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment (the "CONVEYANCE DOCUMENTS") as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets.

               (f) Cummings shall execute and deliver a consent to the assignment of the Woburn Lease.

               (g) TCD shall execute and deliver a bill of sale in connection with the purchase by Buyer of the TCD Assets.

               (h) Parent shall execute and deliver a bill of sale in connection with the purchase by Buyer of certain facility improvements from Parent (the "Facility Improvements") and Parent shall have been released from its obligations with respect to such Facility Improvements.

               (i) TCD shall execute and deliver an assignment of the Woburn Lease.

               (j) The parties shall execute and deliver any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

        2.08.  CLOSING BALANCE SHEET

               (a) Within 90 days after the Closing Date has occurred, the Sellers shall prepare and deliver (i) TCD's Closing Balance Sheet as of the close of business on the Closing Date immediately prior to giving effect to the Closing and (ii) a certificate of the Parent's chief executive officer as to such Closing Balance Sheet as of the close of business on the Closing Date. The Closing Balance Sheet shall (A) fairly present the financial position of TCD as at the close of business on the Closing Date in accordance with GAAP applied on a basis consistent with those used in the preparation of the Balance Sheet and
(B) include line items substantially consistent with those in the Balance Sheet. Sellers shall consult with Buyer in connection with the preparation of the Closing Balance Sheet, and shall permit Buyer's accountants, Price Waterhouse LLP ("PW") at the earliest practicable date to review all work papers, schedules and calculations used in the preparation thereof and to make copies of all non-proprietary work papers, schedules and calculations used in the preparation thereof.

               (b) If Buyer disagrees with the Sellers' calculation of Closing Stockholders' Equity delivered pursuant to Section 2.08(a), Buyer may, within thirty (30) days after delivery of the documents referred to in Section 2.08(a), deliver a notice to the Parent disagreeing with such calculation and setting forth Buyer's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Buyer disagrees, and Buyer shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Stockholders' Equity delivered pursuant to Section 2.08(a).

               (c) If a notice of disagreement shall be duly delivered pursuant to Section 2.08(b), the parties shall, during the thirty (30) days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Stockholders' Equity, which amount shall not be more than the amount thereof shown in Sellers' calculations delivered pursuant to Section 2.08(a) nor less than the amount thereof shown in Buyer's calculation delivered pursuant to
Section 2.08(b). If, during such period, the parties are unable to reach such agreement, they shall promptly thereafter cause other independent accountants of nationally recognized standing reasonably satisfactory to Parent and Buyer (who shall not have any material relationship with Parent or Buyer), promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Stockholders' Equity. In making such calculation, such independent accountants shall consider only those items or amounts in the Closing Balance Sheet or Sellers' calculation of Closing Stockholders' Equity as to which Buyer has disagreed. Such independent accountants shall deliver to Parent and Buyer, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne (i) by Sellers if the difference between the Final Stockholders' Equity and Closing Stockholders' Equity as set forth in Sellers' calculation of Closing Stockholders' Equity delivered pursuant to Section 2.08(a) is greater than the difference between Final Stockholders' Equity and Closing Stockholders' Equity as set forth in Buyer's calculation of Closing Stockholders' Equity delivered pursuant to Section 2.08(b), (ii) by Buyer if the first such difference is less than the second such difference and (iii) otherwise equally by Parent and Buyer; provided, however, that if the difference between Final Stockholders' Equity and the Sellers' calculation of Closing Stockholders' Equity delivered pursuant to
Section 2.08(a) is less than 5% of the Sellers' calculation of Closing Stockholders' Equity delivered pursuant to Section 2.08(a), then the cost of such review and report shall be borne by Buyer.

               (d) The parties hereto agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Stockholders' Equity and in the conduct of the audits and reviews referred to in this Section 2.08, including without limitation the making available to the extent necessary of books, records, work papers and personnel.

        2.09. ADJUSTMENT OF PURCHASE PRICE. An adjustment to the Purchase Price ("Purchase Price Adjustment") shall be made in each of the following circumstances:

               (a) If Base Stockholders' Equity exceeds Final Stockholders' Equity, (i) Buyer shall first offset amounts due to TCD pursuant to the Convertible Note (on a dollar for dollar basis) in the manner provided in
Section 2.09(c) and to the extent the Purchase Price Adjustment amount has not then been satisfied, (ii) Parent shall cause TCD to pay Buyer by wire of immediately available funds, any remaining amount of the Purchase Price Adjustment not then paid or satisfied. Any such Purchase Price Adjustment pursuant to this Section 2.09(a) shall be made after Buyer's delivery of the documents referred to in Section 2.08(a) if no notice of disagreement with respect to Closing Stockholders' Equity is duly delivered pursuant to Section 2.08(b) or (ii) if a notice of disagreement with respect to Closing Stockholders' Equity is duly delivered pursuant to Section 2.08(b) then as soon as practicable after the earlier of (A) agreement between the parties pursuant to Section 2.08(c) with respect to Closing Stockholders' Equity and (B) delivery of the calculation of Final Stockholders' Equity referred to in Section 2.08(c).

               (b) If Final Stockholders' Equity exceeds Base Stockholders' Equity, Buyer shall (i) increase the amount of the Convertible Note or to the extent such Convertible Note has been converted issue a new Convertible Note for the applicable amount which is otherwise identical to the original Convertible Note (on a dollar for dollar basis), in the manner provided in Section 2.09(c). Any such Purchase Price Adjustment pursuant to this Section 2.09(b) shall be made after Sellers' delivery of the documents referred to in Section 2.08(a) if no notice of disagreement with respect to Closing Stockholders' Equity is duly delivered pursuant to Section 2.08(b) or (ii) if a notice of disagreement with respect to Closing Stockholders' Equity is duly delivered pursuant to Section 2.08(b) then as soon as practicable after the earlier of (A) agreement between the parties pursuant to Section 2.08(c) with respect to Closing Stockholders' Equity and (B) delivery of the calculation of Final Stockholders' Equity referred to in Section 2.08(c).

               (c) The amount of any Purchase Price Adjustment to be made pursuant to this Section 2.09 which is accomplished through the reduction or increase of principal in the Convertible Note or the issuance of a new Convertible Note, shall be evidenced by the cancellation of the Convertible Note (if it has not been converted) for the principal amount then due and the reissuance of a replacement Convertible Note or the issuance of a new Convertible Note, as (i) if not a new Convertible Note, reflecting a reduction or increase in principal for such amount and any interest accrued or paid or that would have accrued on such amount, as the case may be, and (ii) dated as of the original Convertible Note.

               (d) Notwithstanding anything in this section 2.09 to the contrary, there shall be no Purchase Price Adjustment pursuant to this Section
2.09 to the extent the amount of such proposed adjustment is equal to or less than $25,000.

        2.10. ADDITIONAL PAYMENTS. After the Closing, Buyer shall make the Additional Payments to TCD in accordance with the following terms and conditions:

               (a) Within 45 days after the completion of each Additional Year, Buyer shall pay to TCD an amount equal to (i) 0.25 multiplied by (ii) Net Sales of the Additional Products for such Additional Year, minus Base Year Net Sales.

               (b) Buyer, in its sole discretion, shall pay the amount calculated in accordance with Section 2.10(a), in whole or in part, in any of the following forms:

                    (i)   cash; or

                    (ii)  Buyer Stock.

               (c) The number of shares of Buyer Stock issued in connection with this Section 2.10 shall be determined by dividing the applicable amount to be issued as Buyer Stock by the Average Market Value during the Market Value Determination Period.

               (d) Buyer shall grant TCD and PW reasonable access, upon reasonable notice, during normal business hours, to all of Buyer's books, records and workpapers used to calculate the Additional Payments.

                                 ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF SELLERS

        Each of the Sellers jointly and severally represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

        3.01. CORPORATE EXISTENCE AND POWER. Each of the Parent and TCD is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and corporate authority required to carry on its business as now conducted. TCD is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Parent has heretofore delivered to Buyer true and complete copies of the corporate charter and bylaws of Parent and TCD as currently in effect.

        3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Sellers of this Agreement and each of the Ancillary Agreements to which they are a party and the consummation by Sellers of the transactions contemplated hereby are within the Sellers' corporate powers and have been duly authorized by all necessary corporate action on the part of Sellers. This Agreement and each of the Ancillary Agreements to which the Sellers are a party constitute valid and binding agreements of the Sellers enforceable in accordance with their terms.

        3.03. GOVERNMENTAL AUTHORIZATION; CONSENTS. The execution, delivery and performance by the Sellers of this Agreement and each of the Ancillary Agreements to which they are a party require no action by or in respect of, or any declaration, filing or registration with, any governmental body, agency, official or authority other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1934 Act; and (iii) compliance with any applicable requirements of the United States Food and Drug Administration ("FDA").

        3.04. NON-CONTRAVENTION. Other than instances that would not have a Material Adverse Effect, the execution, delivery and performance by the Sellers of this Agreement and each of the Ancillary Agreements to which they are a party and the consummation of the transactions contemplated hereby do not and will not
(i) contravene or conflict with the corporate charter or bylaws of Parent or TCD, (ii) assuming compliance with the matters referred to in Section 3.03(a), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or TCD, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of TCD or to a loss of any benefit to which TCD is entitled under any provision of any agreement, contract or other instrument binding upon TCD or any license, franchise, permit or other similar authorization held by Parent or TCD, or (iv) assuming the receipt of all required consents, result in the creation or imposition of any Lien on any of the Purchased Assets.

        3.05. SUBSIDIARIES. TCD does not have and never has had any Subsidiaries or any ownership or equity interest in or control of (direct or indirect) any other Person.

        3.06. [INTENTIONALLY OMITTED]

        3.07. UNAUDITED FINANCIAL STATEMENTS. Attached as SCHEDULE 3.07 are true and complete copies of the Balance Sheet and the related unaudited statements of operations and cash flows of TCD for the fiscal year then ended, except that each of such financial statements shall exclude revenues and cost of goods sold derived from the Retained Assets (collectively, the "Unaudited Financial Statements"). Except as set forth on SCHEDULE 3.07, (i) each of such financial statements was prepared in accordance with GAAP (except for the absence of footnotes and schedules); (ii) the Balance Sheet fairly presents, in all material respects, the financial condition of TCD as of its date; and (iii) each of such statements of operations and cash flows fairly presents, in all material respects, the results of operations and cash flows of TCD for the period covered thereby.

        3.08. ABSENCE OF CERTAIN CHANGES. Except with respect to the Retained Assets and the Retained Liabilities and the transfer of the same as contemplated by this Agreement and except as set forth on SCHEDULE 3.08, since the Balance Sheet Date, the business of TCD has been conducted in the ordinary course consistent with past practices and there has not been:

               (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

               (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of TCD or any repurchase, redemption or other acquisition by TCD of any outstanding shares of capital stock or other securities of, or other ownership interests in, TCD other than distributions of amounts collected from sales of TCD's products in the ordinary course of business consistent with past practice;

               (c) any amendment of any term of any outstanding security of TCD;

               (d) any incurrence, assumption or guarantee by TCD of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding $10,000 individually or $40,000 in the aggregate;

               (e)  any creation or assumption by TCD of any Lien on any asset;

               (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

               (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of TCD which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

               (h) any transaction or commitment made, or any contract or agreement entered into, by TCD relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by TCD of any contract or other right, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

               (i) any change in any method of accounting or accounting practice by TCD;

               (j) any (i) grant of any severance or termination pay to any director, officer or employee of TCD, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of TCD, (iii) change in benefits payable under existing severance or termination pay policies or employment agreements or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of TCD; or

               (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representation thereof to organize any employees of TCD, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of TCD.

        3.09. TITLE TO PURCHASED ASSETS. (a) Except as set forth on SCHEDULE 3.09, the Sellers have good and marketable title to or, in the case of leased property, has valid leasehold interests in, all Purchased Assets. None of such Purchased Assets is subject to any Liens, except:

               (i)    Liens disclosed on the Balance Sheet;

               (ii) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

               (iii) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets.

        3.10.  NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth in
SCHEDULE 3.10, there are no material liabilities of TCD of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a material liability, other than:

               (i)  liabilities disclosed or provided for in the Balance Sheet;

              (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to TCD; and

             (iii) liabilities for contract obligations incurred under the agreements set forth in SCHEDULE 3.12.

        3.11. LITIGATION. Except as set forth on SCHEDULE 3.11 attached hereto, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Parent threatened against or affecting, TCD or any of its properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority.

        3.12. MATERIAL CONTRACTS. (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in SCHEDULE 3.12 or any other schedule to this Agreement, TCD is not a party to or subject to:

               (i)    any lease providing for annual rentals of $10,000 or more;

               (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by TCD of $10,000 or more;

               (iii) any sales, distribution or other similar agreement providing for the sale by TCD of materials, supplies, goods, services, equipment or other assets providing for annual payments to TCD of $10,000 or more;

               (iv) any partnership, joint venture or other similar contract arrangement or agreement;

               (v) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $10,000 individually or $40,000 in the aggregate;

               (vi) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by TCD;

               (vii) any agency, dealer, sales representative or other similar agreement;

               (viii) any contract or other document that limits the freedom of TCD to compete in any line of business or with any Person or in any area or which would so limit the freedom of TCD after the Closing Date; or

               (ix) any other contract or commitment not made in the ordinary course of business that is material to TCD.

               (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any schedule to this Agreement or required to be disclosed pursuant to Section 3.12(a) is a valid and binding agreement of TCD and, assuming due authorization, execution and delivery by the other parties thereto and assuming that such agreements constitute the legal, valid and binding agreements of each of the other parties thereto, which assumption is based upon the Sellers' knowledge without independent investigation, each such agreement is in full force and effect, and TCD is not, nor is, to the knowledge of Parent, any other party thereto, in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

        3.13. INSURANCE. (a) Parent has furnished to Buyer a list of summaries of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of TCD. Except as previously disclosed to Buyer in writing, (i) there is no claim by TCD pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds,
(ii) all premiums payable under all such policies and bonds have been paid and TCD is otherwise in full compliance with the terms and conditions of all such policies and bonds, and (iii) such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1993 and remain in full force and effect. Parent does not know of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

               (b) SCHEDULE 3.13 sets forth the insurance policies in the name of Parent and/or TCD and the location of such policies.

        3.14. COMPLIANCE WITH LAWS; PERMITS; NO DEFAULTS. (a) TCD is not in violation of, and has not since January 1, 1991 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (b) TCD has all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

               (c) SCHEDULE 3.14 sets forth each license and permit (a "Permit") material to the business of TCD, together with the name of the governmental agency or entity issuing such license or permit. Such licenses and permits are valid and in full force and effect and none of such licenses or permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

               (d) TCD is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which TCD is a party or by which

TCD or any material amount of its assets is bound or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority, except, in each case, or in the aggregate, defaults which would not have a Material Adverse Effect.

        3.15. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or TCD who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

        3.16. INTELLECTUAL PROPERTY. (a) SCHEDULE 3.16 includes a list of all Intellectual Property Rights specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner and, where applicable, licensor of such Intellectual Property Right; and (iii) licenses, sublicenses and other agreements as to which TCD is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

               (b)(i) TCD has not during the three years preceding the date of this Agreement been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any patent claims, trademarks, service marks or copyrights, or that involves a breach of any license under any patent claims, trademarks, service marks or copyrights; and (ii) Parent has no knowledge of any other claim of infringement by TCD, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights. No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by TCD or restricting the licensing thereof by TCD to any Person. TCD has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent claims, trademark, service mark or copyright.

               (c) None of the processes and formulae, research and development results and other know-how of TCD, the value of which to TCD is contingent upon maintenance of the confidentiality thereof, has to Parent's best knowledge been disclosed by TCD to any Person other than Persons who are parties to confidentiality agreements with TCD.

               (d) To the knowledge of Parent, no third party has asserted any claim, or has any reasonable basis to assert any valid claim, against TCD with respect to (i) the continued employment by, or association with, TCD of any of the present officers, employees of or consultants to TCD or (ii) the use by TCD or any of such Persons in connection with their activities for or on behalf of TCD of any information which TCD or any of such Persons would be prohibited from using under any prior agreements or arrangements or any laws applicable to unfair competition, trade secrets or proprietary information.

        3.17. INVENTORIES. Since the Balance Sheet Date, the Inventory of TCD has been maintained in the ordinary course of business. Except as set forth in
SCHEDULE 3.09, all such Inventory is owned free and clear of all Liens. All of the Inventory recorded on the Balance Sheet, net of reserves, consists of, and all Inventory on the Closing Date will consist of, items of a quality usable or salable in the ordinary course of business consistent with past practice. SCHEDULE 3.17-1 sets forth TCD's written policy regarding the valuing and carrying of costs of inventories. SCHEDULE 3.17-2 lists the number of Inventory items for each of TCD's Products including a description thereof as at the Balance Sheet Date.

        3.18. RECEIVABLES. SCHEDULE 3.18 sets forth aging schedules of accounts, notes and other receivables dated as of December 31, 1995 and February 29, 1996. Parent has previously delivered to Buyer detailed worksheets supporting each of such aging schedules.

        3.19.  TAXES.  Except as set forth on SCHEDULE 3.19:

               (i) TCD has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by TCD (whether or not shown on any Tax Return) have been paid except Taxes which have not yet accrued or become due and for which adequate provision has been made on the Balance Sheet. TCD currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where TCD does not file Tax Returns that TCD is or may be subject to taxation by that jurisdiction.

               (ii) TCD has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) TCD has not received any assessment notice from any Tax authority, nor does TCD have any reason to believe any authority will assess, any additional Taxes against TCD. There is no dispute or claim concerning any Tax of TCD, either (A) claimed or raised by any authority in writing or (B) as to which TCD has personal knowledge based upon personal contact with any agent of such authority nor does TCD have any reason to believe any such dispute or claim will arise.

               (iv) TCD has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Section 280G of the Code. TCD has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. TCD is not a party to any Tax allocation or sharing agreement except for tax sharing arrangements imposed by the rules of tax consolidation to which it is subject. TCD does not have any liability for the Taxes of any Person under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. TCD has not been a member of an Affiliated Group filing a consolidated federal income Tax Return, other than a group the common parent of which is Parent.

               (vi) There are no Liens for Taxes (other than unpaid Taxes not yet due and payable) upon the Purchased Assets. The unpaid Taxes of TCD do not, as of the date of this Agreement exceed the reserve for Taxes (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (other than in any notes thereto) and (B) the unpaid Taxes of TCD for the period ending on the Closing Date shall not exceed the reserve reflected on the Closing Balance Sheet.

               (vii) None of the Purchased Assets is property required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the Purchased Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the Purchased Assets is "tax-exempt use property: within the meaning of Section 168(h) of the Code.

               (viii) Neither Parent nor TCD is a Person other than a United States Person within the meaning of the Code. The transactions contemplated hereby are not subject to the tax withholding provisions of the Code Section 3406, or of subchapter A of Chapter 3 of the Code or of any other provision of law.

        3.20. EMPLOYEES; LABOR MATTERS. (a) SCHEDULE 3.20 sets forth a true and complete list of (i) the names, titles, annual salaries and other compensations of all employees of TCD not set forth on SCHEDULE 5.05 and (ii) the wage rates for all other employees of TCD (by classification).

               (b) TCD is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, would reasonably be expected to have a Material Adverse Effect. There is no unfair labor practice complaint pending or, to the knowledge of Parent, threatened against TCD before the National Labor Relations Board. None of the employees of TCD is covered by any union, collective bargaining or similar agreements. There is no labor strike, dispute, slow down or stoppage actually pending or, to the best knowledge of TCD, threatened against or involving or affecting TCD and no NLRB representation questions exist respecting any of the employees of TCD. No grievance or arbitration proceeding relating to the employees of TCD is pending and no written claim therefor exists with respect to TCD. Other than lay-offs which are not expected to have a Material Adverse Effect, TCD has not closed any plant or facility, effectuated any lay-offs of employees or implemented any early retirement or separation program at any time from or after January 1, 1992, nor has TCD planned or announced any such action or program for the future with respect to which TCD expects to have any material liability.

        3.21. PRODUCTS. (a) Each of the Products produced or sold by TCD is, and at all times has been, in compliance in all material respects with all applicable federal (including the FDA), state, local and foreign laws and regulations. There is no known design defect with respect to any of such Products and each of such Products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use. TCD has no Products placed with its customers under an understanding permitting their return to TCD other than pursuant to a breach of warranty.

               (b) SCHEDULE 3.21-1 sets forth a schedule of the Products by Net Sales for the fiscal year ended December 31, 1995 and within 15 days after the Closing Date TCD will deliver a schedule of the Products by Net Sales for the Base Year.

               (c) SCHEDULE 3.21-2 sets forth a schedule of all Biokine Products and TRAx Products, each labeled as such, as of December 31, 1995, and as of the date hereof.

               (d) Buyer may, together with its accountants, at its option, review the calculations of Net Sales for the Base Year and TCD's books, records and workpapers used to determine such Net Sales. Parent shall grant Buyer reasonable access, upon reasonable notice, during normal business hours to such books, records and workpapers. If after Buyer's review, the parties hereto disagree as to the Net Sales of the Products for the Base Year, the parties hereto shall appoint independent accountants to review the same and determine the Net Sales of the Products for the Base Year, which determination shall be binding on the parties hereto. To the extent the determination of Net Sales of the Products for the Base Year by such independent accountants exceeds Parent's determination of the same by more than ten percent (10%), Parent shall pay all costs incurred by the parties pursuant to this Section 3.21 after Parent's initial delivery of the Base Year Net Sales of the Products. In all other instances, the costs for such period shall be borne by Buyer.

        3.22.  ENVIRONMENTAL COMPLIANCE.

               (a) ENVIRONMENTAL DEFINITIONS. The following terms, as used herein, have the following meanings:

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

               "ENVIRONMENT" means any and all environmental media, including without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata.

               "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements, or governmental restrictions relating to human health, the Environment or to emissions, discharges or Releases of any Hazardous Substance into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or the assessment, clean-up, removal or remediation thereof.

               "ENVIRONMENTAL LIABILITIES" means any and all liabilities of TCD, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters governed by Environmental Laws or arise in connection with or relate to any matter disclosed or required to be disclosed in SCHEDULE 3.22 and (ii) arise from or relate in any way to actions occurring or conditions existing on or before the Closing Date.

               "ENVIRONMENTAL PERMITS" means any and all governmental permits, licenses, concessions, grants, franchises, agreements, authorizations, registrations or other governmental approvals issued or required under any Environmental Laws.

               "HAZARDOUS SUBSTANCE" means any and all pollutants and contaminants, and any and all toxic, caustic, radioactive, biohazardous or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Laws, and includes, without limitation, medical waste, petroleum and its derivatives and by-products, and any other hydrocarbon.

               "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance).

               (b)  ENVIRONMENTAL REPRESENTATIONS.  Except as disclosed on
SCHEDULE 3.22:

        (i) TCD has complied in all material respects with all Environmental Laws and has applied for and received all Environmental Permits required in connection with its business and operations. SCHEDULE 3.22 sets forth a list of all such Environmental Permits, each of which is in full force and effect. No suspension or cancellation is threatened and the Parent and TCD have no knowledge or information that any such Environmental Permit will not be renewable upon expiration. Except as set forth on SCHEDULE 3.22, each such Environmental Permit will continue to be in full force and effect immediately following the Closing, and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of, or constitute a default under any such Environmental Permit.

        (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and to the knowledge of TCD and the Parent no investigation or review is pending, or threatened by any governmental or other entity with respect to any (A) alleged violation by TCD of any Environmental Law or liability thereunder, (B) alleged failure by TCD to have any Environmental Permit or other authorization required under any Environmental Law or (C) any use, generation, treatment, storage, recycling or Release of any Hazardous Substance.

        (iii) (A) to the knowledge of each of the Sellers no polychlorinated biphenyls or urea formaldehyde is or has been present at any property now or previously owned or leased by TCD; (B) to the knowledge of each of the Sellers no asbestos is or has been present at any property now or previously owned or leased by TCD; (C) to the knowledge of each of the Sellers there are not underground storage tanks for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by TCD;
(D) to the knowledge of each of the Sellers no Hazardous Substance has been Released at, on or under any property now or previously owned or leased by TCD and (E) to the knowledge of each of the Sellers no Hazardous Substance has been Released or is present, in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by TCD.

        (iv) TCD has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under CERCLA, or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against Buyer for clean-up costs, assessments, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

        (v) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of TCD and no property now or previously owned or leased by TCD is listed or, to TCD's or a Parent's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

        (vi) There are no environmental Liens on any of TCD's assets, and to the knowledge of each of the Sellers no governmental actions have been taken or are in process that could subject any of such assets to such Liens. TCD would not be required to place any notice or restriction relating to the presence of Hazardous Substances at any property used in connection with the operation of its business in any deed to such property.

        (vii) There has been no environmental investigation, study, audit, test, review or other analysis conducted by, or on behalf of Parent or TCD, or which are in the possession or under the control of Parent or TCD in relation to any property or facility now or previously owned or leased by TCD which has not been delivered to Buyer at least ten (10) days prior to the date hereof.

        (viii) There are no Environmental Liabilities of which either Seller has knowledge that will or may reasonably be expected to have a Material Adverse Effect.

        (ix) For purposes of this Section 3.22, the term "TCD" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of TCD.

        3.23. CUSTOMERS AND SUPPLIERS. SCHEDULE 3.23 sets forth a schedule of customers of TCD listing revenues therefrom for the fiscal years ended December 31, 1995 and 1994.

        3.24. TRANSACTIONS WITH AFFILIATES; INTERCOMPANY ARRANGEMENTS. Except as set forth on SCHEDULE 3.24,

               (a) Other than transactions and agreements contemplated by this Agreement, there are no loans, leases, royalty agreements or other continuing transactions between TCD and the Parent or any Affiliate of the Parent. To the knowledge of Parent, none of the officers or directors of TCD or Parent (i) has any material direct or indirect interest in any entity which does business with TCD; (ii) has any direct or indirect interest in any property, asset or right which is used by TCD in the conduct of its business; or (iii) has any contractual relationship with TCD other than such relationships which occur from being an officer, director or stockholder of TCD; and

               (b)(i) other than transactions and agreements contemplated by this Agreement, TCD does not own any note, bond, debenture or other indebtedness, and is not otherwise a creditor, of Parent or any of its Affiliates, (ii) Parent does not own any note, bond, debenture or other indebtedness, nor is it otherwise a creditor, of TCD, (iii) since the Balance Sheet Date there has not been any payment by TCD to Parent or any of its Affiliates, charge by Parent or any of its Affiliates to TCD or other transaction between TCD and Parent and any of its Affiliates, except in any such case in the ordinary course of business of TCD consistent with past practice.

        3.25. OTHER INFORMATION. None of the documents or written information delivered to Buyer on the Closing Date in connection with the transactions contemplated by this Agreement (including, without limitation this Agreement and the Exhibits and SCHEDULEs attached hereto and the Ancillary Agreements) nor TCD's sales history for 1995 previously delivered to Buyer and attached as
SCHEDULE 3.25 hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein taken as a whole not misleading.

        3.26. [INTENTIONALLY OMITTED]

        3.27. EMPLOYEE BENEFITS PLANS.

               (A) EMPLOYEE BENEFITS DEFINITIONS. The following terms, as used herein, having the following meanings:

               "BENEFIT ARRANGEMENT" means each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by TCD or any of its ERISA Affiliates and (iii) covers any employee or former employee of TCD.

               "EMPLOYEE PLAN" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by TCD or any of its ERISA Affiliates, as the case may be.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

               "MULTIEMPLOYER PLAN" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

               (B)    EMPLOYEE BENEFIT PLAN REPRESENTATIONS:

               (i) SCHEDULE 3.27 lists each Employee Plan that covers any employee of TCD.

               (ii) SCHEDULE 3.27 also includes a list of each Benefit Arrangement of TCD, copies or descriptions of which have been made available or furnished previously to Buyer.

               (iii) No "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

               (iv) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. Neither TCD nor any of its ERISA Affiliates has incurred any liability under Title IV or ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

               (v)    Each Employee Plan which is intended to be qualified under
        Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Parent has furnished to Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

               (vi) Each Employee Plan and each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

               (vii) With respect to the employees and former employees of TCD, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

               (viii) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent (i) reflected on the Closing Balance Sheet or (ii) retained by Parent. Except as disclosed in writing to Buyer prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by Parent or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

               (ix) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

               (x) No employee of TCD will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

               (xi) No provision of this Section 3.27 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of TCD in respect of continued employment (or resumed employment) with TCD and no provision of this Section 3.27 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Employee Plan or Benefit Arrangement.

                (C) EMPLOYEES AND OFFERS OF EMPLOYMENT. As soon as practicable following the Closing Date, Buyer shall offer employment to or sever all active employees of the Business listed on SCHEDULE 3.20; PROVIDED, that Buyer may terminate at any time after the Closing Date the employment of any employee who accepts an offer of employment. For purposes of this Section 3.27(c), the term "active employee" shall mean any Person who, on the Closing Date, is actively employed by TCD. Any such offers shall be at such salary or wage and benefit levels and on such other terms and conditions as Buyer shall in its sole discretion deem appropriate. The employees who accept and commence employment with Buyer are hereinafter collectively referred to as the "TRANSFERRED EMPLOYEES." TCD will not take any action that would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any Transferred Employees. Buyer shall not assume responsibility for any Transferred Employee until such employee commences employment with Buyer.

                (D) TCD'S EMPLOYEE BENEFIT PLANS. TCD shall retain all obligations and liabilities under the Employee Plans and Benefit Arrangements in respect of each employee or former employee (including any beneficiary thereof) who is not Transferred Employee. TCD or its designated Affiliate shall retain all liabilities and obligations in respect of benefits accrued as of the Closing Date by Transferred Employees under the Employee Plans and Benefit Arrangements, and neither Buyer nor any of its Affiliates shall have any liability with respect thereto. Except as expressly set forth herein, no assets of any Employee Plan or Benefit Arrangement shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or any of its Affiliates. Accrued benefits or account balances of Transferred Employees under TCD's Employee Plans and Benefit Arrangements shall be fully vested as of the Closing Date.

        3.28. LEASED EQUIPMENT. SCHEDULE 3.28 hereto lists all leased equipment of TCD (by description and model number).

        3.29. RETAINED ASSETS AND RETAINED LIABILITIES; PURCHASED ASSETS COMPLETE. SCHEDULE 3.29 hereto sets forth all Retained Assets and Retained Liabilities either retained by TCD or transferred by TCD to Parent. The Purchased Assets are adequate to operate the business of TCD as currently operated, and as operated as of the Balance Sheet Date, for the production of all Products.

        3.30. SECURITIES ACT MATTERS. TCD represents and warrants to, and agrees with, the Buyer as follows:

               (a) TCD is acquiring the Convertible Note and any shares of Buyer Stock to be acquired by TCD upon conversion of the Convertible Note or upon the issuance of shares of Buyer Stock by Buyer as part of the Additional Payments, pursuant to this Agreement and the transactions contemplated hereby (the "Buyer Securities") for TCD's account for investment and not with a view to the distribution thereof other than in complete liquidation. TCD acknowledges that the Buyer Securities are not registered under the Securities Act and agrees that it will not sell or otherwise dispose of, other than in complete liquidation to its stockholders, all or any portion of the Buyer Securities, otherwise than pursuant to registration under the Securities Act or under Rule 144 promulgated thereunder or other similar rule if then available, without first obtaining (i) a written opinion of counsel reasonably satisfactory to counsel for Buyer and addressed to Buyer to the effect that the contemplated sale or other disposition of Buyer Securities will not be in violation of the Securities Act or (ii) a "no-action" letter from the staff ("Staff") of the Securities and Exchange Commission (the "SEC") to the effect that such Staff will take no action in respect of the contemplated sale or other disposition (a copy of which shall be furnished to the Buyer prior to any transfer of the Buyer Securities in question). In conformity herewith, TCD agrees that the Buyer Securities issued hereunder shall bear the following legend:

                       "These securities have not been registered under the
               Securities Act of 1933, as amended, or any applicable state securities law, and may not be sold or otherwise disposed of, in whole or in part, other than pursuant to registration under said Act or in conformity with the limitations of Rule 144 promulgated thereunder or other similar rule as then in effect, without first obtaining (i) a written opinion of counsel reasonably satisfactory to the issuer's counsel to the effect that the contemplated sale or other disposition will not be in violation of said Act or
               (ii) a `no-action' letter from the Staff of the Securities and Exchange Commission to the effect that such Staff will take no action in respect of the contemplated sale or other disposition."

        TCD acknowledges that it was informed by Buyer that because the Buyer Securities are unregistered, they must be held, and the economic risk of the investment must be borne, indefinitely unless and until the Buyer Securities are subsequently registered under the Securities Act or an exemption from such registration is available.

               (b) TCD acknowledges that neither the offering of Buyer Securities nor any offering literature used in connection therewith has been reviewed by the SEC or by the securities administrator of any state.

               (c) TCD has received copies of Buyer's Annual Report on form 10-K for its fiscal years ended May 31, 1993, 1994 and 1995, Buyer's Proxy Statement dated September 25, 1995, Buyer's Quarterly Reports on Form 10-Q for each of the quarters for the fiscal years 1993, 1994 and 1995 and Buyer's Form S-4 filed on February 11, 1993 (the "SEC Material") and TCD has relied on the SEC Material in making an investment decision with respect to the Convertible Note. Buyer has made available to TCD the opportunity to ask questions of, and receive answers from, Buyer or persons acting on its behalf concerning the terms and conditions of the purchase and sale of the Purchased Assets and to obtain any additional information that TCD may deem necessary to verify the accuracy of the information contained in the SEC Material.

               (d) TCD (i) is either an "accredited investor" as defined in Rule 501 promulgated under the Securities Act, or (ii) has such knowledge and experience in financial and business matters so that TCD is capable of evaluating the merits and risks of an investment in the Buyer, or, with regard to the considerations involved in making such investment, and TCD has such knowledge and experience in financial and business matters so that TCD is capable of evaluating the merits and risks of such investment.

        3.31. POWERS OF ATTORNEY. Except as disclosed in SCHEDULE 3.31, neither Parent nor TCD has granted powers of attorney which are presently outstanding.

        3.32. CERTAIN ACTIONS. From and after the date of this Agreement, Parent will not, and will not permit its Affiliates to:

               (a) make, or take any action to solicit, initiate or encourage, any offer or proposal for, or any indication of interest in, a merger, consolidation or other business combination involving Buyer or any subsidiary of Buyer or the acquisition of any equity interest in, or a substantial portion of assets of, Buyer or any subsidiary of Buyer;

               (b) "solicit," or become a "participant" in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the 1934 Act) from any holder of Buyer

Stock in connection with any vote on any matter, or agree or announce its intention to vote with any Person undertaking a "solicitation";

               (c) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the 1934 Act and Rule 13d-5 promulgated thereunder) (a "Group") with respect to any Buyer Stock, other than the Group that currently exists among the Parent and its Affiliates which will be disclosed in the Parent's initial filing of a SCHEDULE 13D under the 1934 Act relating to its ownership of the Buyer Stock; or

               (d) propose any amendment to this Agreement that is or may be required to be publicly disclosed.

                                 ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Parent that:

        4.01. ORGANIZATION AND EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all corporate power and corporate authority required to carry on its business as now conducted.

        4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and each of the Ancillary Agreements constitute valid and binding agreements of Buyer. This Agreement and each of the Ancillary Agreements to which Buyer is a party constitute valid and binding agreements of Buyer enforceable in accordance with their terms.

        4.03. GOVERNMENTAL AUTHORIZATION; CONSENTS. (a) The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements require no action by or in respect of, or any declaration, filing or registration with, any governmental body, agency, official or authority other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1934 Act; and (iii) compliance with any applicable requirements of the FDA.

              (b) No consent, approval, waiver or other action by any Person (other than any governmental body, agency, official or authority referred to in (a) above) any contract, agreement, indenture, lease, instrument or other document to which Buyer is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by Buyer or the consummation of the transactions contemplated hereby, other than consents, approvals, waivers or actions, the failure to obtain of which would not have a Material Adverse Effect.

        4.04. NON-CONTRAVENTION. Other than instances that would not have a Material Adverse Effect, the execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the articles of organization or bylaws of Buyer, (ii) assuming compliance with the matters referred to in Section 4.03(a), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement, contract or other instrument binding upon Buyer or any license, franchise, permit or other similar authorization held by Buyer, or (iv) assuming the receipt of all required consents, result in the creation or imposition of any Lien on any asset of Buyer.

        4.05. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from TCD or any Affiliate of TCD upon consummation of the transactions contemplated by this Agreement.

        4.06. COMPLIANCE WITH LAWS; PERMITS; NO DEFAULTS. (a) Buyer is not in violation of, and has not since January 1, 1991 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

              (b) Buyer has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

              (c) Buyer is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which Buyer is a party or by which Buyer or any material amount of its assets is bound or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority, except, in each case, defaults which would not reasonably be expected to have a Material Adverse Effect.

        4.07. LITIGATION. There is no action, suit, investigation or proceeding (or any basis thereof) pending against, or to the knowledge of Buyer threatened against or affecting, Buyer or any of its properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority.

        4.08. CAPITALIZATION. The authorized capital of Buyer consists of 5,000,000 shares of Buyer Stock, 2,829,258 shares of which were issued and outstanding as of January 12, 1996, although Buyer reserves the right to increase the authorized Buyer Stock prior to the Closing. All of such outstanding shares are validly issued and outstanding, fully paid and nonassessable. All shares of Buyer Stock to be issued to Parent, if any, pursuant to this Agreement or the Convertible Note will be validly issued, fully paid and nonassessable.

        4.09 SEC MATERIAL. Buyer has delivered true and correct copies of the SEC Material to Parent. As of the date of this Agreement, the SEC Material does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein taken as a whole not misleading. Since the latest balance sheet contained in the SEC Material, there has not occurred any Material Adverse Change with respect to Buyer or its operations.

        4.10 ABSENCE OF CERTAIN CHANGES. Since the date of the latest balance sheet of the Buyer included in the SEC Material filed with the SEC, with respect to the Buyer there has not been:

             (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

             (b) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Buyer which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; or

             (c) any change in any method of accounting or accounting practice by Buyer.

        4.11 NO UNDISCLOSED MATERIAL LIABILITIES. There are no material liabilities of Buyer of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise since the date of the latest balance sheet of the Buyer included in the latest SEC Material filed with the SEC, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a material liability, other than (i) liabilities incurred in the ordinary course of business consistent with past practice since the date of the latest balance sheet of the Buyer included in the latest SEC Material filed with the SEC, which in the aggregate are not material to Buyer and (ii) liabilities for contractual obligations incurred in the ordinary course of business.

        4.12 COMPLIANCE WITH LAWS; PERMITS; NO DEFAULTS. (a) Buyer is not in violation of, and has not since January 1, 1991 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

             (b) Buyer has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             (c) Buyer is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which Buyer is a party or by which Buyer or any material amount of its assets is bound or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority, except, in each case, defaults which would not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE V

                            COVENANTS OF SELLERS

        Parent agrees that:

        5.01. AUDITED FINANCIAL STATEMENTS. (a) Within 55 days after the Closing Date, Parent shall deliver audited financial statements of TCD as follows (the "Audited Financial Statements"): (i) the balance sheets of TCD (excluding the Retained Assets and Retained Liabilities related thereto) as at December 31, 1995 and 1994, (ii) the related statements of operations, cash flows and changes in stockholders' equity (each excluding the revenues, cost of goods sold, other income and expenses and other appropriate adjustments with respect to the Retained Assets and Retained Liabilities) for the years ended December 31, 1995, 1994, and 1993, (iii) the footnotes and schedules to the above referenced financial statements, and (iv) a report and opinion of PW with respect to each applicable fiscal year's financial statements.

              (b) If Parent does not deliver the Audited Financial Statements to Buyer within 55 days after the Closing Date, Buyer shall reduce the principal amount of the Convertible Note by an amount equal to $771.67 for each day beyond such date in which the Audited Financial Statements are not delivered.

        5.02. ACCESS TO INFORMATION; ASSISTANCE WITH FORM 8-K. After the Closing Date, Sellers (a) will give Buyer, its counsel, financial advisors, financing sources, auditors and other authorized representatives reasonable access upon reasonable notice to the offices, properties, books and records of Sellers, (b) will furnish Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to TCD as such Persons may reasonably request (including, without limitation, all information necessary for Buyer to prepare its report on Form 8-K relating to the transactions contemplated hereby and all information necessary for Buyer to prepare its Form 10-Qs, Form 10-K and any registration statements of Buyer under the Securities Act filed prior to its 1996 Form 10-K) and (c) will instruct the employees, counsel and financial advisors of Parent to cooperate with Buyer in such efforts; provided, that the costs and expenses of preparing Buyer's Form 8K, Forms 10-Q, Form 10-K (other than the costs and expenses of preparing the Audited Financial Statements which costs and expenses shall be allocated in accordance with SECTION 10.03 hereof) and registration statements under the Securities Act shall be borne by Buyer.

        5.03. NOTICES OF CERTAIN EVENTS. Sellers shall promptly notify Buyer of:

              (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

              (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

              (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Parent or TCD that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 hereof or that relate to the consummation of the transactions contemplated by this Agreement.

        5.04. [INTENTIONALLY OMITTED]

        5.05. NONCOMPETITION.  (a) Each Seller agrees that for a period of five
(5) full years from the Closing Date, neither it nor any of its Affiliates shall:

              (i) engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholder in any corporation or joint stock association, or as a member of any limited liability company or limited liability partnership in any business that competes with the research use only business of TCD actually developed or being sold (collectively, the "Business") as the Business exists on the Closing Date within (i) Massachusetts, (ii) the United States, (iii) Germany, (iv) Japan, (v) North America, (vi) South America, (vii) Europe or (vi) Asia; provided, however, that the foregoing shall not prohibit the Sellers or any of their Affiliates from pursuing pre-clinical or clinical diagnostic products based on the Retained Assets; or

              (ii) employ or solicit, receive or accept the performance of services by any employee currently employed by TCD, except as set forth under the caption "Employees to be Retained by Parent" on SCHEDULE 5.05.

               (b) If any provision contained in this Section 5.05 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.05, but this Section 5.05 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.05 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Sellers acknowledge that Buyer would be irreparably harmed by any breach of this Section 5.05 and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Sellers agree that Buyer shall be entitled to injunctive relief requiring specific performance by Parent or TCD of this Section 5.05, and Sellers consent to the entry thereof.

              (c) The parties hereto agree that $10,000 of the Purchase Price represents payment by Buyer for the noncompetition covenant contained in this
Section 5.05.

        5.06. CONFIDENTIALITY. Sellers and their Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law (including applicable requirements of the National Association of Securities Dealers, Inc.), all confidential documents and information concerning Buyer furnished to TCD or its Affiliates in connection with the transactions contemplated by this Agreement, and (after the Closing Date) all confidential documents and information concerning TCD, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Sellers, (ii) in the public domain through no fault of Sellers or (iii) later lawfully acquired by Sellers from sources other than Buyer; provided that Seller may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Sellers of the confidential nature of such information and are directed by Sellers to treat such information confidentially. The obligation of Sellers and theirs Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Sellers and their Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by Sellers or their Affiliates or on their behalf from Buyer in connection with this Agreement that are subject to such confidence.

                                 ARTICLE VI

                             COVENANTS OF BUYER

        Buyer agrees that:

        6.01. CONFIDENTIALITY. Prior to the Closing Date and after any termination of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning TCD furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer,
(ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than Sellers; provided that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its bank in connection with obtaining the financing for the equipment and leasehold improvements retained in TCD's business, so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Parent, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from Parent or TCD in connection with this Agreement that are subject to such confidence.

        6.02. ACCESS. Buyer, on and after the Closing Date, will afford promptly to Sellers and their agents reasonable access to their properties, books, records, employees and auditors to the extent necessary to permit Sellers to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date. Buyer will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning TCD provided to it pursuant to this Section 6.02.

        6.03. SEC SUPPLEMENTS. Buyer will promptly furnish TCD with any reports or information required to be filed with the SEC prior to the Closing and will provide any additional reports or information filed with the SEC at the time of any issuance of shares of Buyer Stock.

        6.04. NON-SOLICITATION OF EMPLOYEES. Buyer agrees that for a period of five (5) years from the Closing Date, neither it nor any of its Affiliates shall employ or solicit, receive or accept the performance of services by, any employee currently employed by TCD or Parent except (i) employees set forth on
SCHEDULE 3.20 or (ii) any employees retained by Parent as set forth on SCHEDULE
5.05 who are terminated by Parent after the Closing Date.

        6.05. MAINTENANCE OF MANUFACTURING FACILITY. During the Additional Period, Buyer shall maintain all of its manufacturing facilities necessary to perform its obligations under the Manufacturing Agreement at TCD's property located at Gill Street, Woburn, Massachusetts, provided, that Buyer may relocate such manufacturing facilities upon providing Parent 180 days prior written notice of any such relocation and, provided further, that Buyer shall pay to Parent an amount to be agreed upon by the parties at the time of any such relocation to compensate Parent for any reduction of Additional Payments that may result from such relocation.

                                 ARTICLE VII

                          COVENANTS OF ALL PARTIES

        The parties hereto agree that:

        7.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Parent, TCD and Buyer each agree, and Parent and TCD prior to the Closing, and Buyer, after the Closing, agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

        7.02. CERTAIN FILINGS. TCD, Parent and Buyer shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings (including one or more Current Reports on Form 8-K), furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

        7.03. PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation; provided, however, that the parties shall have no continuing obligation to consult each other once Buyer and Sellers have each issued their initial press release relating to this Agreement and the transactions contemplated hereby. Any party seeking to issue a press release or make a public statement in accordance with this Section 7.03 shall provide the other party with as much advance notice as possible.

        7.04. ACCESS TO THE SELLERS' BUSINESS RECORDS. Sellers acknowledge that some business records of the Sellers relating to the operation of the business of TCD prior to the Closing will not be conveyed to the Buyer pursuant to the transactions contemplated hereby, and that the Buyer may from time to time require access to such records, and the Sellers agrees that upon reasonable prior notice from the Buyer, they will, during normal business hours, either provide the Buyer with access to or, at the Buyer's option and expense, copies of such records during the three year period after the Closing Date and they will not within the two year period after that destroy any business records prepared prior to the Closing without first notifying the Buyer and affording it the opportunity to remove or copy them.

        7.05. USE OF TRAX TECHNOLOGY. Parent hereby grants Buyer a perpetual, non-exclusive, royalty-free license under the TRAx Technology to make, use and sell research-use only immunoassay products sold under Buyer's label or manufactured by Buyer for sale by Buyer's distributors or agents, whether or not under Buyer's label. Such license shall not include the right to, and Buyer shall not sublicense the right to, sell TRAx Components (as defined in the Manufacturing Agreement) or the right to, and Buyer shall not, sell any product which competes with TRAx Products.

        7.06. ALLOCATION OF EMPLOYEE PLAN RESPONSIBILITIES.

              (a) Sellers shall have and retain exclusive liability and responsibility for providing any and all benefits due and payable to or in respect of participants and other beneficiaries under any Employee Plan in accordance with the terms of such plans, whether earned or accrued prior to or on the Closing Date.

              (b) Nothing in this Agreement will limit or restrict in any way the rights of TCD or Parent to modify, amend, terminate or establish any Employee Benefit Plan or arrangement in whole or in part at any time after the Closing Date. This Agreement shall not, in any way or at any time, create any third party beneficiary rights for or on behalf of any person or persons.

        7.07. EMPLOYEES. Parent and Buyer expressly acknowledge and agree that Parent, not Buyer, shall bear all responsibility and liability with respect to the payment of all compensation, commissions, bonuses, benefits due under any Employee Plan, severance pay, vacation pay (whether the same are due and payable, or are accrued, contingent or otherwise) and otherwise pay and be responsible for any liabilities arising in connection with or by virtue of the employment up to and including the Closing Date or severance of employment of any employee (which severance shall occur prior to or as of the Closing Date) and former employees, including, without limitation, the payment of post-retirement pay and benefits after the Closing Date to all those employees who have retired prior to the Closing Date. It is the understanding and agreement of the parties hereto that the Buyer will continue to employ or sever the employees set forth on SCHEDULE 3.20, which are described therein as employees which Buyer is assuming responsibility of either retaining or separating, in accordance with Buyer's benefits and policies on the Closing Date, as amended from time to time and that any liability resulting from the termination of benefits and severance rights provided by Parent or TCD at the Closing Date shall be the liability of Sellers. Sellers and Buyer agree that Buyer shall pay all costs of severance after the Closing Date with respect to the severance of any employees retained by Buyer and set forth on SCHEDULE 3.20.

        7.08. TAX CONSEQUENCES. The following provisions shall govern the allocation of responsibility as between Buyer and Parents for certain tax matters following the Closing Date:

              (a) Within 120 days after the Closing Date, Buyer, after consultation with the Sellers, shall submit a schedule of the allocation of the Purchase Price among the Purchased Assets, which allocation shall comply with
Section 1060 of the Code and any comparable provisions of state, local or foreign law, as appropriate and which allocation shall be reasonably acceptable to Sellers.

              (b) Buyer and Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the business of TCD as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax return. Sellers and Buyer shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the business of TCD and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 7.08(b).

              (c) All real property taxes, personal property taxes and similar AD VALOREM obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between Sellers and Buyer as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Sellers shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period. Within 90 days after the Closing, Sellers and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 7.08(c) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. Thereafter, Sellers shall notify Buyer upon receipt of any bill for real or personal property taxes relating to the Purchased Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyer who shall pay the same to the appropriate taxing authority, provided that if such bill covers the Pre-Closing Tax Period, Sellers shall also remit prior to the due date of assessment to Buyer payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. If either the Sellers or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this Section 7.08(c), the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 7.08(c) and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

              (d) Any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyer and any recording or filing fees with respect thereto shall be the responsibility of Sellers.

        7.09. CHANGE OF NAME. Within twenty-four (24) months after the Closing Date, Sellers shall cause to be filed a duly approved amendment to TCD's certificate of incorporation changing TCD's corporate name so as to delete any reference to "T Cell Diagnostics, Inc." or any variant thereof and thereafter Buyer and Seller shall not use such name or any associated logo except on any Products, product literature or other Inventory existing on the Closing Date.

        7.10. RIGHT OF FIRST REFUSAL ON NEW TRAx PRODUCTS. (a) if at any time after the Closing Date, Parent shall desire to commercially exploit any of the technology under the Retained Assets ("TRAx Technology") to develop new research-use only immunoassay products ("New TRAx Products"), Parent agrees to disclose to Buyer in writing such New TRAx Products and Buyer shall have a Right of Refusal to sell and distribute any such New Products (the "Right of Refusal"); provided, however, that Buyer shall not have a Right of Refusal to the extent Parent shall be prohibited from granting such Right of Refusal pursuant to any agreement with an independent third party. Parent shall not otherwise commercially exploit such New TRAx Products while Buyer's Right of Refusal is in effect. Parent shall not be required to make the Right of Refusal to Buyer if Buyer is otherwise in material breach of its obligations under any material term of this Agreement or the Ancillary Agreements. Buyer shall have thirty (30) days from the first date of notice to Buyer of any New TRAx Products (the "Evaluation Period") to indicate in writing to Parent whether it wishes to accept the Right of Refusal by beginning negotiations with Parent. The parties shall negotiate in good faith the terms and conditions of such sales and distribution of the New TRAx Products. If Buyer rejects the Right of Refusal, or if Buyer accepts the Right of Refusal but Buyer and Parent are unable to agree to the terms and conditions for the commercialization of the New TRAx Products within ninety (90) days after Parent's receipt of Buyer's written acceptance of the Right of Refusal, then Parent shall be free to commercially exploit the New TRAx Products with any third party without any obligation to Buyer.

        7.11. MANUFACTURE AND SUPPLY AGREEMENT. Within thirty (30) days after the Closing Date, Buyer and Parent shall enter into a mutually agreeable Manufacture and Supply Agreement with respect to the contract manufacturing by Buyer for Parent of the TRAx Products set forth on SCHEDULE 3.21-2.

                                ARTICLE VIII

                            CONDITIONS TO CLOSING

        8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Buyer and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

              (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

              (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

              (c) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

              (d) Each other party shall have executed and delivered each of the Ancillary Agreements to be entered into by it at Closing, in each case in the form attached as an exhibit to this Agreement.

              (e) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing including, but not limited to FDA approval, shall have been obtained.

        8.02. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

              (a)(i) Sellers shall have performed in all material respects all of their obligations hereunder required to be performed on or prior to the Closing Date, (ii) the representations and warranties of Sellers contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by TCD or Parent pursuant hereto shall be true at and as of the Closing Date.

              (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by Buyer of the business of TCD after the Closing Date, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

              (c) Buyer shall have received an opinion of Sellers' Counsel in the form of EXHIBIT F attached hereto, dated the Closing Date. Such opinion shall recite that it may be relied upon by Buyer's senior secured lender as if it were addressed to it. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, may rely upon certificates of officers of Parent and TCD.

              (d) Execution and delivery of other relevant agreements, including equipment leases, patent and trademark assignments or other transition agreements.

              (e) TCD shall have received all consents, authorizations or approvals from the governmental agencies referred to in Section 3.03(a), in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

              (f) Buyer shall have received the financial statements described in Section 3.07.

              (g) Buyer shall have obtained a consent to the assignment of the Woburn Lease from Cummings.

              (h) Buyer shall have obtained an assignment of the Woburn Lease from TCD.

              (i) Buyer shall have received all other closing documents specified in Section 2.07 of this Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to Buyer.

              (j) Buyer shall have obtained reports from environmental consulting firms selected by Buyer as to the condition of such of the real property owned or leased by TCD as Buyer shall select and the compliance of such real property, and the business operated by TCD, with all applicable Environmental Laws, and such reports shall not have disclosed any violation of law by Parent or TCD or any risk of any Environmental Liabilities of Parent or TCD that could have a Material Adverse Effect.

        8.03. CONDITIONS TO OBLIGATION OF PARENT. The obligation of Parent to consummate the Closing is subject to the satisfaction of the following further conditions:

              (a)(i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of Buyer contained in this Agreement at the time of its execution and delivery shall be true at and as of the Closing Date.

              (b) Parent shall have received an opinion of Buyer's Counsel in the form of EXHIBIT F attached hereto dated the Closing Date. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of Buyer.

              (c)     Parent shall have received all items specified in Section
2.07 of this Agreement and all other closing documents that they may reasonably request, all in form and substance reasonably satisfactory to them.

                                 ARTICLE IX

                          SURVIVAL; INDEMNIFICATION

        9.01. SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until eighteen (18) months following the Closing Date; PROVIDED, that (i) in the case of Section 5.05, for the period set forth therein, (ii) in the case of any matters arising pursuant to or in connection with the Sellers' former facilities in Cambridge, Massachusetts, at any time in the future, without limitation, and (iii) in the case of the covenants, agreements, representations and warranties contained in Sections 3.19, 3.27, 7.06, 7.07 and
7.08 until three (3) months after the expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 9.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

        9.02. INDEMNIFICATION. (a) Each Seller, jointly and severally agrees to indemnify Buyer against and agrees to hold it harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer related to or arising, directly or indirectly, out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by TCD or Parent pursuant to this Agreement; or (ii) any matters arising pursuant to or in connection with the Sellers' former Cambridge, Massachusetts headquarters, including without limitation, the litigation matter listed on SCHEDULE 3.11 and any current or future health claims of the employees of the Sellers in connection with such facilities (the items in this clause (ii) are hereinafter referred to as the "KNOWN CLAIMS"), and any obligations or liability of Parent or TCD arising under or in connection with any Employee Plan, or any obligation or liability of Parent or TCD, to any employee, former employee or beneficiary of any Employee Plan, including those arising in connection with or by virtue of the Employment up to the Closing Date or termination of employment of any such employee or former employee; provided that (i) Sellers shall not be liable under this Section 9.02(a) unless the aggregate amount of Damages with respect to all matters referred to in this Section 9.02(a) (determined without regard to any materiality qualification contained in any representations, warranty or covenant giving rise to claim for indemnity hereunder) exceeds $50,000 and then solely to the extent of such excess and (ii) except with regard to Damages related to or arising pursuant to Sections 3.19 and 7.08 and Known Claims as to which Sellers' liability shall have no limit. Except as provided in the immediately preceding sentence, Sellers' maximum liability under this Section 9.02(a) shall not exceed $1,000,000.

              (b) Buyer hereby indemnifies Sellers against and agrees to hold them harmless from any and all Damages incurred or suffered by Sellers arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; PROVIDED that (i) Buyer shall not be liable under this Section 9.02(b) unless the aggregate amount of Damages with respect to all matters referred to in this Section 9.02(b) (determined without regard to any materiality qualification contained in any representations, warranty or covenant giving rise to the claim for indemnity hereunder) exceeds $50,000 and then solely to the extent of such excess and (ii) Buyer's maximum liability under this Section 9.02(b) shall not exceed $1,000,000.

              (c) Buyer's claims for indemnification pursuant to this Article IX shall, to the extent available, be satisfied by exercising its right of set-off pursuant to the Convertible Note by placing such set-off amount in escrow until resolution of such applicable indemnity claim; provided, that any such set-off amount shall occur with respect to payments due by Buyer in reverse order of maturity of the principal of such Convertible Note.

        9.03. PROCEDURES; NO WAIVER. (a) The party seeking indemnification under Section 9.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under
Section 9.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. Notwithstanding the foregoing, no Indemnifying Party shall be entitled to settle any claim, litigation or proceeding unless in connection with such settlement the Indemnified Party receives a complete release with respect to the subject matter of such claim, litigation or proceeding.

              (b) No waiver of a closing condition by either Buyer or the Sellers shall limit its rights under Section 9.02 hereof.

              (c) Indemnification by the parties hereto shall be net of any tax benefits and insurance payments received by the indemnified party as a result of or in connection with any such indemnification claim; PROVIDED, HOWEVER, that any increase in insurance premiums resulting from any matter in which the applicable Indemnified Party seeks indemnification hereunder shall be specifically included as a cost for which the Indemnified Party is entitled to indemnification.

                                  ARTICLE X

                                MISCELLANEOUS

        10.01. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

               if to Buyer, to:

                       President and Chief Executive Officer
                       Endogen, Inc.
                       640 Memorial Drive
                       Cambridge, MA  02139-4815

                       Telecopy:  (617) 225-2040
        with a copy to:

                       William J. Schnoor, Jr., Esq.
                       Testa, Hurwitz & Thibeault
                       High Street Tower
                       125 High Street
                       Boston, MA 02110

                       Telecopy: (617) 248-7100

               if to either of the Sellers, to:

                       President and Chief Executive Officer
                       T Cell Sciences, Inc.
                       115 Fourth Ave.
                       Needham, MA  02194

                       Telecopy:  (617) 433-0262

        with a copy to:

                       Goodwin, Procter & Hoar L.L.P.
                       Exchange Place
                       Boston, MA  02109
                       Attention: Stuart M. Cable, Esq.

                       Telecopy: (617) 523-1231

        10.02. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed by Buyer and Sellers.

               (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        10.03. EXPENSES. All costs and expenses incurred through the Closing Date in connection with this Agreement shall be paid by the party incurring such cost or expense; PROVIDED, HOWEVER, that the fees and expenses incurred by TCD or Parent in the preparation of the Audited Financial Statements shall be paid fifty percent (50%) by the Sellers and fifty percent (50%) by the Buyer.

        10.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement other than to one or more of its Affiliates without the consent of the other parties hereto.

        10.05. FURTHER ASSURANCES. From time to time after the Closing, at the request of Buyer and without further consideration, the Sellers will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement and to vest in Buyer good, valid and marketable title to the Purchased Assets. From time to time after the Closing, at the request of the Sellers, Buyer will execute and deliver to the Sellers such other documents and take such other action, as the Sellers may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement.

        10.06. GOVERNING LAW. This Agreement shall be construed IN accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

        10.07. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

        10.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        10.09. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        10.10. JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Massachusetts, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any obligation to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        ENDOGEN, INC.

                                        By: /s/ Owen A. Dempsey
                                           -------------------------------------
                                           Owen A. Dempsey
                                           President and Chief Executive Officer

                                        T CELL DIAGNOSTICS, INC.

                                        By: /s/ Alan W. Tuck
                                           -------------------------------------
                                           Alan W. Tuck
                                           President

                                        T CELL SCIENCES, INC.

                                        By: /s/ Alan W. Tuck
                                           -------------------------------------
                                           Alan W. Tuck
                                           President and Chief Executive Officer